EXHIBIT 10.6

AMENDMENT TO 401(k) PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”) as follows:

1. Section 2, Definitions, is amended by deleting “Morgan Stanley’s Global Director of Human Resources” in the definition of “Plan Administrator” and replacing such phrase with “a Global Director of Human Resources” and inserting the following at the end of such definition:

“Any action to be taken by the Plan Administrator hereunder may be taken by any one person in such position.”

2. Effective January 1, 2010, Section 2, Definitions, shall be amended by replacing clause (f)(1) in the first paragraph of the definition of “Earnings” with the following:

“(f)(1) for a Participant whose employment with the Affiliated Group terminates on or after January 1, 2010 amounts otherwise described in this Section but paid after termination of employment but not later than the later of 30 days after the date on which the Participant’s employment with the Affiliated Group terminates or the 10th day of the month following the month in which the Participant’s employment with the Affiliated Group terminates;”

3. Effective January 1, 2011, Section 2, Definitions, shall be amended by replacing the penultimate sentence in the third paragraph of the definition of “Earnings” as follows:

“The annual Earnings taken into account in determining allocations of Matching Contributions to an eligible Participant for any given Plan Year beginning before January 1, 2011 shall not exceed $170,000. The annual Earnings taken into account in determining allocations of Company Contributions to an eligible Participant for any given Plan Year beginning after December 31, 2010 shall not exceed the amount in effect under Code section 401(a)(17) (pro-rated for any short plan year to the extent required by the regulations thereunder) and adjusted for cost of living increases in accordance with Code section 401(a)(17)(B).”

4. Effective January 1, 2011, Section 2, Definitions, shall be amended by inserting the following new definitions in the appropriate alphabetical order:

“‘Financial Advisor’ means a Participant whose job title includes Financial Advisor, Producing Assistant Branch Manager, Producing Branch Manager, Producing Sales Manager or any equivalent title.”

“‘Fixed Contributions’ means contributions made to the Plan pursuant to Section 6(e).”

“‘Fixed Contribution Earnings’ means a Participant’s Earnings for the Plan Year; provided, however, that Fixed Contribution Earnings shall exclude amounts paid before the first day of the month following the Participant’s completion of any applicable age and service requirements for participation in the Plan or, if none apply, the date of the Participant’s completion of one Year of Service.”

“‘MS Transition Contributions’ means contributions made to the Plan pursuant to Section 6(f).”

5. Effective January 1, 2011, Section 6(a), Matching Contributions, shall be amended by replacing the first sentence thereof as follows:

“Before the end of each Plan Year beginning before January 1, 2011, each eligible Participant shall be allocated a Matching Contribution with respect to such Plan Year with a value as of that date equal to the dollar amount of the Participant’s Matched Contributions for such Plan Year, up to $2,000, plus 50 percent of the dollar amount of the remaining amount of the Participant’s Matched Contributions for such Plan Year, up to 6 percent of Earnings. Effective January 1, 2011, before the end of each Plan Year, each eligible Participant shall be allocated a Matching Contribution with respect to such Plan Year at the discretion of the Company with a value as of that date up to the dollar amount of the Participant’s Matched Contributions for such Plan Year, up to 4 percent of Earnings.”

6. Section 6(c), Retirement Contributions, shall be amended by inserting the following at the end thereof:

“(iv) Notwithstanding anything in this Section 6(c) to the contrary, no Retirement Contribution shall be allocated to a Participant with respect to any Plan Year commencing on or after January 1, 2011.”

7. Effective January 1, 2011, Section 6(e), Form of Contributions, is redesignated as Section 6(h).

8. Effective January 1, 2011, a new Section 6(e), Fixed Contributions, is inserted as follows:

“(e) Fixed Contributions.

“(i) Eligibility for Fixed Contributions. Effective January 1, 2011, a Participant shall be eligible to receive a Fixed Contribution for a Plan Year if the Participant (1) has Fixed Contribution Earnings and annualized base salary of less than or equal to $100,000 for the Plan Year, (2) is not employed as a Financial Advisor, Senior Advisor or Advisory Director or any equivalent title to the foregoing on December 31 of the Plan Year, and (3) (A) is an Eligible Employee on December 31 of the Plan Year (including any Participant on an Authorized Absence) or (B) was an Eligible Employee immediately prior to his or her termination of employment during such Plan Year as a result of death, Total and Permanent Disability, Retirement or Release during such Plan Year.

“(ii) Allocation of Fixed Contributions. The amount of the Fixed Contribution allocated to an eligible Participant for a Plan Year shall be equal to 2% of such Participant’s Fixed Contribution Earnings for the Plan Year.”

9. Effective January 1, 2011, a new Section 6(f), MS Transition Contributions, is inserted as follows:

“(f) MS Transition Contributions.

“(i) Eligibility for MS Transition Contributions. Effective January 1, 2011, a Participant shall be eligible to receive an allocation of MS Transition Contributions for a Plan Year if the Participant (1) (A) was accruing benefits under the Morgan Stanley Employees Retirement Plan (the “Pension Plan”) as of December 31, 2010 or (B) was eligible to receive a Retirement Contribution pursuant to Section 6(c) of the Plan for the 2010 Plan Year, (2) was at least age 45 with at least five Years of Service for the Company as of December 31, 2010, (3) (A) is an Eligible Employee on December 31 of such Plan Year (including any Participant on an Authorized Absence) or (B) was an Eligible Employee immediately prior to his or her termination of employment during such Plan Year due to death, Total and Permanent Disability, Retirement or Release during such Plan Year during such Plan Year.

“(ii) Amount of MS Transition Contributions. The amount of the MS Transition Contributions allocated to a Participant described in Section 6(f)(i) for a Plan Year shall be determined by (1) calculating 80% of the sum of the value at the end of the Plan Year of the employer-provided benefit such Participant would have accrued under the Pension Plan for the Plan Year and the maximum Company Matching Contributions available under this Plan for the Plan Year, determined under the benefit structures in effect under the Pension Plan and this Plan on December 31, 2010, and based on the Participant’s Eligible Earnings for the Plan Year of determination and, with respect to the deemed Pension Plan benefit, using the following assumptions: (A) the benefit at age 65, (B) an interest rate of 6% and (C) the mortality table issued by the Internal Revenue Service in Revenue Ruling 2007-67 projected to 2020 using projection scale AA, except that no mortality is assumed prior to age 65, and (2) subtracting the total of the maximum Company Matching Contributions available under this Plan for the Plan Year of determination (regardless of the amount of the Participant’s actual contributions) and the amount of the Participant’s Fixed Contribution pursuant to Section 6(e) from the amount determined under Section 6(f)(ii)(1), if any.

“(iii) Duration of MS Transition Contributions. Notwithstanding anything herein to the contrary, no MS Transition Contributions shall be made for any Plan Year beginning after December 31, 2020. Nothing in this Section shall supersede the Company’s right to amend or terminate the Plan as provided in Section 19.

“(iv) If a Participant receives a Citi Pension Transition Contribution under Section 6(h) of the Morgan Stanley 401(k) Savings Plan, he will not be eligible for an MS Transition Contribution under this Section 6(f).”

10. Effective January 1, 2011, a new Section 6(g), Coordination of Contributions, is inserted as follows:

“(g) Coordination of Contributions. In the event a Participant transfers from participation in this Plan to the Morgan Stanley 401(k) Savings Plan (or vice versa), any Company Contributions made pursuant to this Section 6 will be calculated with reference to all Earnings, Company Matching Contributions available and other data under both this Plan and the Morgan Stanley 401(k) Savings Plan and shall be calculated under the formula set forth in the plan in which the Participant participated on December 31 of the year to which such contribution relates; provided, however, that solely with respect to MS Transition Contributions, MS Transition Contributions shall instead be calculated under the formula set forth in the plan in which the Participant participated on December 31, 2010. All such Company Contributions shall be payable with respect to each year to the plan in which the Participant participated last, and shall not be subject to duplication between this Plan and the Morgan Stanley 401(k) Savings Plan.”

11. Effective January 1, 2010, Section 7(e)(ii) shall be amended by inserting the following at the beginning thereof:

“Members of the Investment Committee shall make reasonable efforts to meet a minimum of three times per year.”

12. Section 11(c), Right to Deferred Distribution, is amended by inserting “determined without regard to any rollover contributions made to the Plan” after each reference to “$1,000”, “$5,000” or “Code Section 411(a)(11)” therein.

13. Section 12(f), Hardship, is amended by inserting the following after the phrase “Retirement Contributions” in the second paragraph of subsection (i) thereof:

“, Fixed Contributions, MS Transition Contributions,”

14. Effective January 1, 2007, Section 13(c), Military Service, is redesignated as Section 13(c)(1), the phrase “and other applicable law” is added to the end of Section 13(c)(1), and a new Section 13(c)(2) is inserted as follows:

“(2) Effective January 1, 2007, the beneficiary of a Participant on a leave of absence to perform military service with reemployment rights described in Code section 414(u) where the Participant cannot return to employment on account of his or her death, shall be entitled, in accordance with Code section 401(a)(37), to any additional benefits (other than benefit accruals relating to the Participant’s period of qualified military service) that would be provided under the Plan had the Participant died as an active Employee.”

15. Effective January 1, 2010, the second paragraph of Section 16(a) shall be amended by inserting the following after the second sentence thereof:

“The Committee shall make reasonable efforts to timely address claims presented to it, taking into account the timeframes included in ERISA and the regulations thereunder.”

16. Effective January 1, 2010, the first sentence of Section 16(c) shall be amended by replacing each instance of the phrases “Morgan Stanley’s Global Director of Human Resources” and “the Global Director of Human Resources” therein with “a Global Director of Human Resources”, by deleting “$20,000” from the first sentence thereof and inserting “$40,000” in lieu thereof, and inserting the following at the end thereof:

“Any action to be taken by a Global Director of Human Resources hereunder may be taken by any one person in such position.”

17. Effective January 1, 2010, Section 17(a) shall be amended by inserting the following after the second sentence thereof:

“The Benefit Plan Appeals Committee shall make reasonable efforts to timely address appeals from denied claims presented to it, taking into account the timeframes included in ERISA and the regulations thereunder.”

18. Effective immediately prior to the consummation of the transactions described in the Transaction Agreement dated as of October 19, 2009 between Invesco Ltd. and Morgan Stanley, Appendix B shall be amended (i) by adding “ – the date immediately prior to the date of the consummation of the VK Transaction Agreement (as defined below)” at the end of the entry for “Van Kampen Investments Inc. and its subsidiaries” in the list of Participating Companies contained therein, and (ii) by adding the following new section at the end thereof:

“Cessation of Participation of Van Kampen Investments Inc. Effective immediately prior to the date of the consummation of the transactions described in the Transaction Agreement (the “VK Transaction Agreement”) dated as of October 19, 2009 between Invesco Ltd. and Morgan Stanley (the “Closing Date”), (i) Van Kampen Investments Inc. and its subsidiaries shall cease to be Participating Companies in the Plan; (ii) employees of Van Kampen Investments Inc. and its subsidiaries shall cease to actively participate in the Plan; and (iii) current employees of Van Kampen Investments Inc. and its subsidiaries described as “Transferred Employees” in the VK Transaction Agreement immediately prior to the Closing Date shall become fully vested in all amounts allocated to their Accounts. An employee of Van Kampen Investments Inc. or a subsidiary who would have been eligible to receive a Retirement Contribution for 2010 pursuant to Section 6(c) of the Plan but for Van Kampen Investments Inc. and its subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive a contribution for the year based on his or her Years of Service and Retirement Contribution Earnings, if any, prior to the Closing Date. An employee of Van Kampen Investments Inc. who would have been eligible to receive a Matching Contribution for 2010 pursuant to Section 6(a) of the Plan but for Van

Kampen Investments Inc. and its subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive such a contribution for the year based on his or her Matched Contributions and Earnings prior to the Closing Date.”

19. Effective immediately prior to the consummation of the transactions described in the Transaction Agreement (the “FrontPoint Transaction Agreement”) dated as of October 19, 2010 Among TAM Investment Holdings, Inc., FrontPoint Holdings L.P., FrontPoint Partners LLC and FrontPoint Capital Management LLC, Appendix B shall be amended (i) by adding “ – the date immediately prior to the date of the consummation of the transactions described in the FrontPoint Transaction Agreement (as defined below)” at the end of the entries for “FrontPoint Partners LLC” and “FrontPoint Management Inc.” in the list of Participating Companies contained therein, and (ii) by adding the following new section at the end thereof:

“Cessation of Participation of FrontPoint Partners LLC and FrontPoint Management Inc. Effective immediately prior to the date of the consummation of the transactions described in the Transaction Agreement (the “FrontPoint Transaction Agreement”) dated as of October 19, 2010 Among TAM Investment Holdings, Inc., FrontPoint Holdings L.P., FrontPoint Partners LLC and FrontPoint Capital Management LLC (the “Closing Date”), (i) FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries shall cease to be Participating Companies in the Plan; (ii) employees of FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries shall cease to actively participate in the Plan; and (iii) current employees of FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries described as U.S.-based “Post-Closing FrontPoint Employees” immediately prior to the Closing Date shall become fully vested in all amounts allocated to their Accounts. An employee of FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries who would have been eligible to receive a Retirement Contribution for 2010 pursuant to Section 6(c) of the Plan but for FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive a contribution for the year based on his or her Years of Service and Retirement Contribution Earnings, if any, prior to the Closing Date. An employee of FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries who would have been eligible to receive a Matching Contribution for 2010 pursuant to Section 6(a) of the Plan but for FrontPoint Partners LLC and FrontPoint Management Inc. and their subsidiaries’ cessation of participation immediately prior to the Closing Date shall receive such a contribution for the year based on his or her Matched

Contributions and Earnings prior to the Closing Date.”

20. Except as otherwise provided above, all amendments included herein are made effective and incorporated into the terms of the Plan, as of the date hereof.

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of this 23rd day of December, 2010.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY
Title:	Global Head of Human Resources

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